As filed with the Securities and Exchange Commission on February 18, 2009

                                                      Registration No. 333-17351
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           BARR PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                             42-1612474
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)            Identification Number)

                             400 Chestnut Ridge Road
                      Woodcliff Lake, New Jersey 07677-7668
                                 (201) 930-3300
           (Address of Principal Executive Offices Including Zip Code)

--------------------------------------------------------------------------------
    Barr Laboratories, Inc. 1993 Stock Option Plan for Non-Employee Directors
                            (Full title of the plans)
--------------------------------------------------------------------------------

                                William S. Marth
                       c/o Teva Pharmaceuticals USA, Inc.
                                1090 Horsham Road
                      North Wales, Pennsylvania 19454-1090
                                 (215) 591-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ___________________________

                                 With copies to:

                                 Peter H. Jakes
                               Jeffrey S. Hochman
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

                           ___________________________

                                     _______

                       DEREGISTRATION OF UNSOLD SECURITIES
                                     _______

     The shares of common stock of Barr Pharmaceuticals, Inc., par value $0.01 per share (the "Common Stock"), giving effect to the 3-for-2 stock splits of the Common Stock in March 2003 and March 2004, previously registered for sale to the public and remaining unsold under this Registration Statement are hereby withdrawn from registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, February 18, 2009.


                                      Barr Pharmaceuticals, LLC,
                                      as the successor entity by
                                      merger to BARR
                                      PHARMACEUTICALS, INC.


                                      By:  /s/ William S. Marth
                                           -------------------------------------
                                           William S. Marth
                                           President (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                                         Title(s)                           Date

 /s/ William S. Marth                        President (Chief Executive Officer) and      February 18, 2009
---------------------------------                         Manager
     William S. Marth

/s/ Deborah A. Griffin                   Chief Financial Officer (Principal Financial     February 18, 2009
---------------------------------        Officer and Principal Accounting Officer)
    Deborah A. Griffin

/s/ Richard S. Egosi                                   Manager                            February 18, 2009
---------------------------------
    Richard S. Egosi
